UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Dr.
 Suite 120,
Henderson, Nevada 89052
(Address of principal executive offices) (Zip Code)

(702) 589-7555
Registrant’s telephone number, including area code

_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT.

Securities Purchase Agreement

On December 2, 2010 (the “Closing Date”), KaChing KaChing, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with four (4) accredited investors (“New Investors”) for Convertible Promissory Notes for an investment amount of $850,000.00.  The Notes issued to the New Investors are convertible at an initial conversion price of $.40, and the Warrants have an initial exercise price of $.40.  The terms of the Convertible Promissory Notes and Warrants are further described below.

Additionally, five (5)  accredited investors (“Prior Investors”) who had previously purchased a total of $773,000 in principal amount of the Convertible Promissory Notes and 1,068,334 Warrants (which purchases are set forth in the schedule below) (the "Prior Transactions"), entered into Securities Purchase Agreements under which they were issued new Convertible Promissory Notes and Amended and Restated Warrants in exchange for the Notes and Warrants previously issued under the Prior Transactions.

Since August 10, 2010, the Company has sold Convertible Promissory Notes and Warrants to the Prior Investors listed in the table below for a total of $773,000.   The table below discloses, among other things, the date of sale and the original principal amount and conversion price of each promissory note, and number of common shares subject to each warrant issued and sold in the Prior Transactions and the additional warrants issued to them in connection with the New Transaction.    In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults that may have existed on December 2, 2010.

	Original Principal Amount	Accrued Interest	No. of Shares Upon Conversion @ $0.30	Original Warrants @ $.30	Additional Warrants @ $.30
HOLDER

Monarch Capital Fund Ltd.	$25,000.00	250.00	84,167	41,667	42,500
Harborview Master Fund, L.P	$300,000.00	8,816.67	1,029,389	316,667	712,722
Brio Capital L.P.	$100,000.00	2,972.22	343,241	100,000	243,241
Harborview Value Master Fund, L.P	$250,000.00	3,727.78	845,759	283,333	562,426
Robert J McNulty	$98,000.00	348.45	327,828	326,667	1,162
	$773,000.00	16,115.11	2,630,384	1,068,334	1,562,051

The Placement Agent who represented the Company in the sale of the $850,000 Notes to the New Investors received a cash payment of $42,500.00, a Note of $42,500.00 and 106,250 Warrants on the same terms as the New Investors as its compensation under its Placement Agreement.

              One Prior Investor in the principal amount of $50,000.00 elected not to enter into the new transaction and was paid. In connection with the Securities Purchase Agreement, all of the existing Note Holders waived any defaults.

Robert J. McNulty, the President and Chief Executive Officer of the Company, who previously advanced the Company the sum of $98,000.00 under a Securities Purchase Agreement dated November 22, 2010, elected to enter into the new transaction.

The Securities Purchase Agreement includes customary representations and warranties for transactions of this nature.  The Company expects to use the net sale proceeds, after fees and commissions, of $671,500.00   for marketing and general working capital purposes.

In connection with the transactions contemplated under the Securities Purchase Agreement, the Company entered into a Security Agreement with the Purchasers and Harborview Master Fund L.P. as Collateral Agent.  Under the Security Agreement, in order to secure the Company’s obligations under the Securities Purchase Agreements to the New Investors and the Prior Investors, the Company granted to the Collateral Agent, a security interest in all of its assets.  The Company also entered into a Deposit Control Agreement with the Collateral Agent.  Each of Beyond Commerce, Inc., Linlithgow Holdings LLC, Robert J. McNulty, and Mark V. Noffke executed Guarantees in favor of the New Investors and the Prior Investors of the Notes pursuant to which each of them guaranteed all of the Company’s obligations under the Notes and the other transaction documents; provided, however, recourse under these Guarantees is limited to the guarantors’ equity holdings in the Company.  Furthermore, in connection with these Guarantees, each of them executed Pledge Agreements in favor of the New Investors and the Prior Investors, pursuant to which such persons pledged all of their shares in the Company as security for the foregoing Guarantees.

Copies of the form of Securities Purchase Agreements, the Notes,  the Warrants, the Registration Rights Agreement, the Security Agreement, the Guarantee, and  the Pledge Agreements are filed as exhibits to this Current Report on Form 8-K, and the summaries thereof set forth herein is qualified by reference to such exhibits.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION.

Convertible Notes

On December 2, 2010, in connection with the Securities Purchase Agreement, the Company issued secured convertible notes in the aggregate principal amount of $892,500.00 to the New Investors (for $850,000) and the Placement Agent (for $42,500), and $789,115 in Notes to the Prior Investors (in exchange for their prior convertible notes, plus accrued and unpaid interest). These Notes are due June 1, 2012, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.40 per share for the New Investors, and at $.30 per share for the Prior Investors.   Should the Company, at any time while the Notes are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a price per share less than the then existing conversion price of the Notes, the conversion price shall be reduced to equal that lower price. The Company is prohibited from effecting the conversion by any holder of its  Notes to the extent that as a result of such conversion the holder of the Notes would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the conversion. The Notes provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 10.0% interest per annum, payable quarterly in cash or common stock, at the Company’s option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10 day period prior to the interest payment date.  The Notes are senior indebtedness and the holders of the Notes have a security interest, pari passu with other investors who currently hold the other secured convertible promissory notes, in all of the Company’s assets.

Events of default under the Convertible Notes, include among others, the Company’s failure to pay principal or interest thereunder when due (after failure to cure within the applicable grace period); the Company’s failure to timely file periodic reports with the United States Securities and Exchange Commission, as required under applicable federal securities laws; and the Company’s insolvency or bankruptcy.

Registration Rights

On December 2, 2010, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with both the New Investors and the Prior Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Specifically, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the Notes and Investor Warrants on or before the 45th day following the December 2, 2010 Closing, and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before the 90th day following the Closing. If, among other things, the registration statement is not filed on or before the 45th day following the Closing or all of the registrable securities are not registered for resale on or before the 90th day following the Closing, then the Company is subject to liquidated damage payments to the holders of the Notes and Warrants in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Pursuant to the registration rights agreement, the Company must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or two years.

Warrants

On December 2, 2010, in connection with the Securities Purchase Agreement, the Company issued ("Warrants") to purchase an aggregate of 2,125,000 shares of our common stock to the New Investors and 1,562,051 warrants to purchase additional shares of Common Stock to the Prior Investors. Such Warrants entitle the holders to purchase shares of our common stock at an exercise price of $0.40 per share for the New Investors and an exercise price of $.30 per share for the Prior Investors (subject to adjustment), and will expire five years from  December 2, 2010. Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder. Should the Company, at any time while the Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a per share price less than the then existing exercise price of the Warrants, the exercise price shall be reduced to equal that lower price. In the event that the shares of common stock underlying the Warrants are not registered by June 2, 2011, then the Warrants shall become exercisable on a cashless basis. The Company is prohibited from effecting the exercise by any holder of the Warrants to the extent that as a result of such exercise the holder of the Warrants would beneficially own more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the exercise.

ITEM 3.02     UNREGISTERED SALES OF SECURITIES.

Reference is made to Item 1.01 and Item 2.03 above.

The Convertible Promissory Notes and Warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.	Description
50.33	Form of Securities Purchase Agreement entered into by the Company on December 2, 2010.
50.34	Form of Convertible Note issued by the Company on December 2, 2010.
50.35	Form of Warrant issued by the Company on December 2, 2010.
50.36	Form of Registration Rights Agreement dated December 2, 2010.
50.37	Form of Security Agreement dated December 2, 2010.
50.38	Form of Shareholder Guarantee dated December 2, 2010.
50.39	Form of Pledge Agreement dated December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaChing KaChing, Inc.
(Registrant)

	By:	/s/ Mark V Noffke
Mark V Noffke
Executive Vice President and Chief Financial Officer
Date: December 6, 2010